Exhibit 10.6

BANK RESOURCES, INC.
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                                                                    Suite 106-36
                                                           4290 Bells Ferry Road
                                                         Kennesaw, Georgia 30144
                                               (770) 591-7011 Fax (770) 516-9247

                                December 8, 1998

Organizers & Directors of a Proposed De Novo Bank
Martinsville, Henry County, VA

Ladies and Gentlemen:

We are pleased to offer the following description of the terms our services to you in connection with the organization of a VA novo bank and bank holding company to be located in the independent city of Martinsville, VA or in Henry County, VA. If the terms of our engagement meet with your approval please so indicate by signing the enclosed copy of this letter and returning it to us for our files. Our engagement will cover the following:

                       Assistance With Regulatory Process

We understand that you wish to file a charter application with the Virginia Bureau of Financial Institutions (the "VA Bureau") or, alternatively, the Office of the Comptroller of the Currency (the "OCC") (collectively "the regulators") to organize a new commercial bank (the "charter application") and simultaneously file an application with the Federal Deposit Insurance Corporation (the "FDIC") for deposit insurance. We also understand that you wish to file an Application to become a Bank Holding Company with the Board of Governors of the Federal Reserve System (the "Fed").

We will determine the specific regulatory steps needed to be taken before submitting your application and advise you about such matters as the filing fees, publication of notices, and brief you about the policies and procedures generally applied by the regulators and the FDIC to evaluate such applications.

We will be responsible for preparing a market analysis for your new bank to demonstrate that there is a need for the bank and that the convenience of the community will be enhanced by a new bank. The analysis will include demographic data for the proposed bank's primary service area, information on your competition and other relevant information and data which is required to be set forth in the applications. The market analysis will be contained in and part of the charter application.

We will prepare a business plan for the new bank including the specific types of proposed services to be offered by your new bank and the pricing of same. The business plan will also define the appropriate capital structure for the new bank and the supporting rationale for the structure.

We will propose draft policies and procedures to cover administrative functions of the new bank including, but not limited to, lending, investment, security and audit with a view toward assisting the new bank in passing the field examination conducted by the regulators, and the FDIC before the applications will be approved.

We will assist in preparing each Organizers' confidential Interagency Biographical and Financial Report (the "IBF"), which must be filed with the charter application, to ensure that such information complies as to form and completeness with customary regulators, FDIC and Fed review standards. Of course it will be incumbent upon each Organizer to actively participate in the preparation of this statement.

We will assist in the preparation of the FR Y-1. We will assist in the preparation of an Application to become a Bank Holding Company (collectively the "BHC App") and in preparing an appropriate pro forma balance sheet and income statements, as required by the Fed. We will assist you in responding to any questions or requests for additional information from the Fed concerning this application.

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BANK RESOURCES, INC.
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Organizers & Directors
Proposed VA Novo Bank
Henry County, Virginia             Page 2   of 5                December 8, 1998


We will help you respond to any questions about the applications from the regulators, the FDIC and the Fed and work expeditiously to provide additional information, clarifications, and modifications, as necessary, to the applications so that the applications are deemed "technically complete" and "accepted" for processing.

We will work with your legal counsel in the preparation of organizational documents for the new bank including Articles of Association, by-laws and other initial documents required to be filed with the regulators. The legal fees will be your direct responsibility and are not part of our compensation.

In summary, we will assist you with the content, presentation and format of the charter and deposit insurance applications and biographical and financial statements. You recognize and understand that the regulators and the FDIC expect you to be completely familiar and in agreement with the content of the charter and deposit insurance applications, and that Bank Resources cannot and does not guarantee that the regulators will approve the proposed bank's charter or that the FDIC will award deposit insurance.

                               Term of Engagement

We will continue to provide the aforementioned services until such time as the proposed bank obtains charter approval from either the regulators and deposit insurance from the FDIC. You understand and agree, however, that if our services are required in conjunction with any protests by competing financial institutions; or, as result of changes in the composition of the organizing group; or, due to complications with any proposed organizer, director or proposed executive officer; or, due to modifications in the bank's business plan after the charter application is filed with the regulators and FDIC then such services are considered beyond the scope of this engagement letter. If such additional services are needed, we will bill you on the basis of the number of hours provided and at our normal and customary rates per hour.

You may, however, elect to terminate this engagement at any time so long as you are current in the payment of all fees and expense reimbursements required in the section entitled "Compensation" below and current in the payment of all fees and expenses (both billed and incurred) in the event that additional services described in the preceding paragraph are provided. Any such termination will become effective immediately upon receipt by us of a written notice of termination. If we have completed the charter application and related materials, then such termination will not alter the obligation of the organizers to pay all professional fees contemplated in the following description of "Compensation." You understand and agree that all payments received prior to such termination will not be subject to refund. In the event of a termination, we will cease providing you with all services.
                                  Compensation

We will prepare the bank's charter application and deposit insurance application which includes the combination feasibility study and business plan, the related financial projections for the bank's first five years, and assistance with the preparation of IBF Reports. We will also attend up to six organizational meetings and also attend the pre-filing meeting with the regulators staff. For the Charter Application services you agree to pay us professional fees in the amount of $47,250.00 plus $250.00 per Organizer/Director as follows: $5,250.00 on January 4, 1999; $5.250.00 on the first day of each month for seven months thereafter; $5,250.00 upon the filing of the BHC application; and, upon the filing of the charter application, you shall also pay $250.00 per Organizer/Director. With respect to the payment due upon the filing of the BHC application, you may pay us $5,250.00 in the form of your common stock. (However, to comply with SEC regulations, you may be required to provide us with a check payment and we may be required to provide you with a check payment for the common stock.) You agree to pay $300.00 immediately for each Organizer or Director added after the charter application has been filed.

BANK RESOURCES, INC.
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Organizers & Directors
Proposed VA Novo Bank
Henry County, Virginia                   Page 3   of 5          December 8, 1998


Once the Bank receives final charter approval from the regulators, you shall grant to us stock options ("Options") to purchase 2,000 shares of the Holding
Company's common stock. The Options shall expire ten years from the date of award (or the opening of the Bank, whichever is later) and the price each share of stock purchased shall be $10.00 (the "exercise price").(1)

Notwithstanding anything to the contrary as described above, the Options shall be awarded under substantially the same terms and conditions as any stock warrants or stock options which may be awarded to the Organizers of the Bank, officers or the Board of Directors. However the Options contemplated herein shall be transferable; subject to "corporate reorganizations" (which may result in a proportionate increase or decrease in the number of Options and/or the exercise price); and/or, exercisable in whole or in part. In the event you do not organize a bank holding company, the Options contemplated herein shall be issued by the bank.

In the event that the Options described above are not awarded for any reason, within six months of the date the Bank is chartered, then the Company or the Bank shall immediately pay Bank Resources, Inc. an amount equal to $1.50 per option.

Also, we have incurred certain expenses on your behalf in connection with pre organization activities. You will be invoiced separately for the pre organization expenses and such invoice will be due and payable upon receipt. In addition to the professional fees described above, you will be invoiced on or about the fifth business day of each month for all expenses incurred for your account including those incurred in connection with pre organization activities. We expect to incur such expenses as travel, demographic and peer data, express (Federal Express type delivery) and local courier service, duplication and binding of numerous copies of the applications and any other related out of pocket expenses. (Telephone and facsimile charges shall be our responsibility.) You shall pay a client maintenance fee of $50.00 per month starting January 4, 1999 and continue until the Bank opens for business.

All invoices shall be due and payable upon receipt. A two percent (2%) administrative fee will be applied to all invoices. You may take a discount equal to the amount of the administrative fee if we receive your payment within ten (10) days of invoice date. We apply a late fee of one percent (1%) per month to all unpaid invoices.

Our fees are not contingent on whether the Charter Application is granted. Accordingly, we do not warrant or guarantee that the regulators will grant a charter on your behalf.

                                  Miscellaneous

Because we recognize that our engagement by you will necessarily involve exposure to confidential information with respect to your proposed bank and the organizers and directors thereof, we agree to hold such information in confidence and will not disclose same to third parties without your prior written consent. Likewise, the terms of our engagement by you and the proposed bank are confidential. No disclosure may be made to a third party without our prior written consent, except by reason of legal, accounting, or regulatory requirements.


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         (1) The number of options  and  exercise  price are based on an initial offering price per share of $10.00. Should the initial offering price be different than $10.00 per share, then the exercise price and the number of options shall be increased or decreased proportionately, as the case may be.

BANK RESOURCES, INC.
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Organizers & Directors
Proposed VA Novo Bank
Henry County, Virginia                   Page 4 of 5            December 8, 1998


You understand and agree that the terms of our engagement will be governed under Georgia law and that this letter sets forth all of the terms and conditions with respect to such engagement. Any amendment or modification of our engagement must be made in writing and signed by each of us. Neither party to this engagement may bring an action more than one year after the cause of action arises.

You agree to hold our firm and its employees harmless from any and all liabilities, costs, and expenses relating to this engagement, and expenses (and those of our legal counsel) incurred by reason of any action taken or committed to be taken by us in good faith. In no event will we be liable for incidental or consequential damages even if we have been advised of the possibility of such damages.

                                ****************

We very much look forward to working with you on this project and trust that this letter meets with your approval. Of course, please do not hesitate to contact the undersigned should you have any questions regarding this matter.

                              BANK RESOURCES, INC.



                              By: _________________________
                                  E. Byron Richardson
                                  Principal

Acknowledged, Agreed and Accepted by the undersigned
Organizers on this the effective date hereof the ______ day of , 1998. The retainer plus the client maintenance fee described above will be paid on January 4, 1999.


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BANK RESOURCES, INC.
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Organizers & Directors
Proposed VA Novo Bank
Henry County, Virginia                   Page 5 of 5            December 8, 1998


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